Exhibit 16.1         Letter from Anton & Chia LLP, pursuant to Item 304 of Regulation S-K

ANTON & CHIA, LLP

Certified Public Accountants

3501 Jamboree Road, Suite 540

Newport Beach, CA 92660

February 2, 2017

United States Securities & Exchange Commission

100 F Street, NE

Washington, D.C.20549

Re:	Chess Supersite Corporation

File No. 000-55066

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated February 2, 2017 of Chess Supersite Corporation (the “Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01

Sincerely,

/s/ Anton & Chia, LLP